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                                               EXHIBIT 3.1
                                               -----------



                  CERTIFICATE OF AMENDMENT

                           TO THE

                  ARTICLES OF INCORPORATION



The undersigned, Larry J. Bump and John N. Hove, President

and Secretary, respectively, of WILLBROS GROUP, INC., a

corporation duly organized and existing under and by virtue

of the laws of the Republic of Panama, do hereby amend the

Articles of Incorporation of WILLBROS GROUP, INC. as

follows:

       1.   By substituting and replacing ARTICLE FIFTH so

that henceforth said ARTICLE FIFTH of said Articles shall

read in its entirety as follows:

            "FIFTH:        Domicile.   The domicile of
            the Corporation is in the Republic of
            Panama, and the name of its Resident Agent is the law firm ARIAS, FABREGA & FABREGA, whose domicile is at Edificio Plaza
            Bancomer, 50th Street, Panama 5, Republic of Panama. The Corporation may, as provided for by the Board of Directors, engage in business and establish branches and keep its files and assets anywhere in the world. The Corporation may change its domicile of incorporation and continue to exist under the laws or jurisdiction of another country, if authorized by a resolution of the Board of Directors or the stockholders of the Corporation."

       2.   By amending ARTICLE SEVENTH by adding

subparagraph (q) so that henceforth said ARTICLE SEVENTH,

subparagraph (q) of said Articles shall read in its entirety as follows:

            "(q)        The Board of Directors may,
            without stockholder approval, sell, lease, exchange or otherwise dispose of any part of the assets, rights, property or undertakings of the Corporation, including its goodwill and its corporate franchise, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors deems expedient and for the best interests of the

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            Corporation; provided, however, any such sale,
            lease, exchange or other disposal that
            constitutes all or substantially all of
            the assets, rights, property and
            undertakings of the Corporation, including its goodwill and its corporate franchise, shall require the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote on such matter."


Signed in Panama City, Panama, on the 4th day of May, 1998.



                         WILLBROS GROUP, INC.



                         By:  /s/  Larry J. Bump
                              ---------------------------
                              Larry J. Bump
                              President


                         By:  /s/  John N. Hove
                              ---------------------------
                              John N. Hove
                              Secretary



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                      CERTIFICATION



The undersigned, Larry J. Bump and John N. Hove, President

and Secretary, respectively, of WILLBROS GROUP, INC., hereby certify that we have been duly authorized to execute the

foregoing Certificate of Amendment to the Articles of

Incorporation of WILLBROS GROUP, INC. by resolution adopted

by the holders, or their proxies, of the majority of the

issued and outstanding shares of the Common Stock of

WILLBROS GROUP, INC. with the right to vote, at a meeting of the Stockholders duly held in Panama City, Panama, at 9:00

a.m., local time, on the 4th day of the month of May, 1998,

pursuant to proper notice thereof.



Signed in Panama City, Panama, on the 4th day of May, 1998.



                         WILLBROS GROUP, INC.



                         By:  /s/  Larry J. Bump
                              ------------------------------
                              Larry J. Bump
                              President



                         By:  /s/  John N. Hove
                              ------------------------------
                              John N. Hove
                              Secretary